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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of
our report dated [             ], 1999 on our audits of the financial statements
and financial statement schedule of Neoforma.com, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data." However, it should be noted that Arthur Andersen has not prepared or certified such "Selected Financial Data."

                                          /s/  ARTHUR ANDERSEN LLP

               , California
October   , 1999